EXHIBIT 2

                            ARTICLES OF INCORPORATION
                                       OF
                          GUARDIAN INTERNATIONAL, INC.
                             (a Florida corporation)


                                    ARTICLE I
                               Name of Corporation

 The name of the corporation is Guardian International, Inc. (the "Corporation")


                                   ARTICLE II
                             Address of Corporation

     The principal place of business and mailing address of the Corporation is:

                             3880 North 28th Terrace
                            Hollywood, Florida 33020


                                   ARTICLE III
                                  Capital Stock

         Section 1.        Total Authorized Shares
                           -----------------------
         The amount of the total authorized capital stock of the Corporation is 131,000,000 shares, consisting of (i) 100,000,000 shares of `Class A Voting Common Stock', par value $.001 per share; (ii) 1,000,000 shares of `Class B Nonvoting Common Stock', par value $.001 per share; and (iii) 30,000,000 shares of Preferred Stock, par value $.001 per share.

         Section 2.        Class B Common Stock
                           --------------------
                  Except as otherwise provided herein all shares of Class A Voting Common Stock and Class B Nonvoting Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

                  (a) Voting Rights. The holders of Class A Voting Common Stock will be entitled to one (1) vote per share on all matters to be voted on by the Corporation's stockholders, and except as otherwise required by law, the holders of Class B Nonvoting Common Stock will have no right to vote their shares of Class B Nonvoting Common Stock on any matters to be voted on by the Corporation's stockholders.


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                  (b) Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Voting Common Stock and the holders of Class B Nonvoting Common Stock will be entitled to share ratably according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in such dividends; provided, that if dividends are declared which are payable in shares of Class A Voting Common Stock or Class B Nonvoting Common Stock, dividends will be declared which are payable at the same rate on both classes of common stock, and the dividends payable in shares of Class A Voting Common Stock to holders of Class A Voting Common Stock, and the dividends payable in shares of Class B Nonvoting Common Stock will be payable to the holders of Class B Nonvoting Common Stock.

                  (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Voting Common Stock and Class B Nonvoting Common Stock shall be entitled to share ratably, according to the number of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders.

                  (d)      Conversion of Class B Nonvoting Common Stock.
                           --------------------------------------------

                  i. At any time and from time to time, each record holder of Class B Nonvoting Common Stock will be entitled to convert any and all of the shares of such holder's Class B Nonvoting Common Stock into the same number of shares of Class A Voting Common Stock at holder's election, provided, that each holder of Class B Nonvoting Common Stock shall only be entitled to convert any share or shares of Class B Nonvoting Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly, own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

                  ii. Each conversion of shares of Class B Nonvoting Common Stock into shares of Class A Voting Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Nonvoting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Nonvoting Common Stock represented by such certificate or certificates into Class A Voting Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement. Such conversion will be deemed to have been effected as of the close of business on the date on which certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B

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

Nonvoting Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Voting Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Voting Common Stock represented thereby.

                  iii. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (x) the certificate or certificates for the Class A Voting Common Stock issuable upon such conversion and (y) a certificate representing any Class B Nonvoting Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                  iv. If the Corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Voting Common Stock or Class B Nonvoting Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

                  v. In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the Corporation (other than a subdivision or combination of shares of Class A Voting Common Stock or Class B Nonvoting Common Stock into a greater or lesser number of shares [whether with or without par value] or a change in the par value of Class A Voting Common Stock or Class B Nonvoting Common Stock or from par value to no par value) or in the case of, and as a condition to, the consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Voting Common Stock or Class B Nonvoting Common Stock), each share of Class B Nonvoting Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Voting Common Stock of the Corporation into which such shares of Class B Nonvoting Common Stock were convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph with respect to the rights and interests thereafter of the holders of Class B Nonvoting Common Stock to the end that the provisions set forth in this paragraph (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Nonvoting Common Stock.

                  vi. The shares of Class B Nonvoting Common Stock which are converted into shares of Class A Voting Common Stock as provided herein shall not be reissued.

                  vii. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Voting Common Stock or its treasury shares, solely for the purpose of issue upon conversion of the Class B Nonvoting Common Stock as provided above,



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

such number of Class A Voting Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Nonvoting Common Stock (assuming that all such shares of Class B Nonvoting Common Stock are held by persons entitled to convert such shares into Class A Voting Common Stock).

                  viii. The issuances of certificates for Class A Voting Common Stock upon the conversion of Class B Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Voting Common Stock. The Corporation will not close its books against the transfer of Class B Nonvoting Common Stock or Class A Voting Common Stock issued or issuable upon the conversion of Class B Nonvoting Common Stock in any manner which would interfere with the timely conversion of Class B Nonvoting Common Stock.

          Section 3.  Preferred Stock

                  (a) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

                  i. Designation and Number. The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action by the Board of Directors;

                  ii. Dividends. The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

                  iii. Conversion Privileges. The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or


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

classes, or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  iv. Redemption. Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

                  v. Liquidation. The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up, of the Corporation;

                  vi. Sinking Fund Requirements. The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  vii. Voting Rights. The voting powers, if any, of the holders, of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

              (b) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph 3(a) of this Article FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph 3(a) of this Article FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

          4. Subject to the provisions of paragraphs 2 and 3, shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          5. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon;


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

         That the number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,496,804 shares; that the said change(s) and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   ARTICLE IV
                   Initial Registered Agent and Office Address
                   -------------------------------------------

         The street address of the registered office of the Corporation is 3880 North 28th Terrace Hollywood, Florida 33020 and the name of the registered agent of the Corporation at that address is ______________.

                                    ARTICLE V
                                  Incorporator
                                  ------------

         The name and address of the incorporator to these Articles of Incorporation are:

                             -----------------------
                             3880 North 28th Terrace
                            Hollywood, Florida 33020

                                   ARTICLE VI
                               Board of Directors
                               ------------------

         The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time, in accordance with the Bylaws of the Corporation, but shall never be less than one. The manner of election of directors shall be regulated by the Bylaws.


                                   ARTICLE VII
                    Indemnification of Directors and Officers

         Section 1.  Indemnification.

         (a) Except as provided below, the Corporation (and any successor to the Corporation by merger or otherwise) shall, and does hereby, indemnify, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decision), each officer and director of the Corporation (including the heirs, executors, administrators and estate of the person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative


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

or investigative and any appeal therefrom (collectively, a "Proceeding"), against all liability (which for purposes of this Article includes all judgments, settlements, penalties and fines) and costs, charges, and expenses (including attorneys' fees) asserted against him or incurred by him by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan).

         (b) Notwithstanding the foregoing, except with respect to the indemnification specified in the third sentence of Section 3 of this Article,
(i) the Corporation shall indemnify a person entitled to indemnification under
Section 1(a) in connection with a Proceeding (or part thereof) initiated by an indemnified person only if authorization for the Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation within 60 days after receipt of notice thereof from the indemnified person and (ii) the Corporation shall not be required to indemnify or advance costs to any director or officer (or such person's heirs, executors, administrators or estate) in an action in which such person is an adverse party to the Corporation.

         Section 2. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1(a) of this Article in defending a Proceeding may be paid by the Corporation to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to the legislation or decisions) in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Board of Directors (the "Undertaking") by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article; provided that, in connection with a Proceeding (or part thereof) initiated by such person (except a Proceeding authorized by Section 3 of this Article), the Corporation shall pay the costs, charges and expenses in advance of the final disposition of the Proceeding only if authorization for the Proceeding (or part thereof) was not denied by the Board of Directors of the Corporation within 60 days after receipt of a request for advancement accompanied by an Undertaking. A person to whom costs, charges and expenses are advanced pursuant to this Article shall not be obligated to repay pursuant to the Undertaking until the final determination of (a) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be indemnified or (b) the obligation of the person to repay pursuant to the Undertaking. The Board of Directors may, upon approval of the indemnified person, authorize the Corporation's counsel to represent the person in any action, suit or proceeding, whether or not the Corporation is a party to the action, suit or proceeding.

         Section 3. Procedure For Indemnification. Any indemnification or advance under this Article shall be made promptly, and in any event within 60 days after delivery of the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation



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

denies the request under this Article in whole or in part, or if no disposition of the request is made within the 60-day period after delivery of the request. The requesting person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any action shall also be indemnified by the Corporation. It shall be a defense available to the Corporation to assert in the action that indemnification is prohibited by law or that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of future legislation or decision, only to the extent that the legislation does not impose a more stringent standard of conduct than permitted prior to the legislation or decisions). The burden of proving this defense shall be on the Corporation. Neither the failure of the Corporation to have made a determination (prior to the commencement of the action) that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 4. Indemnification Not Exclusive; Survival of Indemnification; Other Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may now or hereafter be entitled under any statute, agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in the person's capacity as an officer or director and as to actions in another capacity while still an officer or director, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, beneficiaries, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director and officer of the Corporation described in Section 1 of this Article who serves or served as such at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Florida Business Corporation Act or any other applicable laws shall not in any way diminish the rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder for claims relating to matters occurring prior to the repeal or modification. The Board of Directors of the Corporation shall have the authority, by resolution, to provide for indemnification of agents of the Corporation and for such other indemnification of the directors and officers of the Corporation as it deems appropriate.

         Section 5. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the applicable provisions of the Florida Business Corporation Act.


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

         Section 6. Savings Clause. If this Article or any portion is invalidated or held to be unenforceable on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation described in Section 1 of this Article to the fullest extent permitted by all applicable portions of this Article that have not been invalidated or adjudicated unenforceable, and as permitted by applicable law.

         The incorporator executed these Articles of Incorporation the _____day of _______, 1999.


                                                       ______________________

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

               CERTIFICATE DESIGNATING THE NAME AND OFFICE ADDRESS OF REGISTERED AGENT UPON WHOM PROCESS MAY BE SERVED






Name of Corporation: Guardian International, Inc.



Name and Office
Address of
Registered Agent:          __________________
                           3880 North 28th Terrace
                           Hollywood, Florida 33020


         I agree to act as initial registered agent to accept service of process for the corporation named above at the place designated in this certificate. I agree to comply with Section 607.0505, Florida Statutes, and all other statutes relating to the proper and complete performance of my duties. I am familiar with and accept the obligations of my position as registered agent.




                                              __________________________

                                              Date: ______________, 1999





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